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                                                                      Exhibit 12

                              QUANTUM CORPORATION

                       STATEMENT OF COMPUTATION OF RATIOS
                         OF EARNINGS TO FIXED CHARGES

                                                                                  Year Ended March 31,
                                                                                  -------------------
                                                                   2001      2000      1999     1998     1997
                                                                 --------  --------  -------- -------- --------
                                                                                   (In thousands)
Income (loss) from continuing operations before income taxes..   $261,635  $267,351  $264,318 $366,654 $179,100
Add fixed charges.............................................     23,325    22,645    21,655   23,835   30,680
                                                                 --------  --------  -------- -------- --------
     Earnings (as defined)....................................   $284,960  $289,996  $285,973 $390,489 $209,780
                                                                 ========  ========  ======== ======== ========
Fixed charges
     Interest expense.........................................   $ 17,658  $ 18,978  $ 18,322 $ 21,835 $ 28,347
     Amortization of debt issuance costs......................         (i)       (i)       (i       (i)      (i)
     Estimated interest component of rent expenses............      5,667     3,667     3,333    2,000    2,333
                                                                 --------  --------  -------- -------- --------
Total fixed charges...........................................   $ 23,325  $ 22,645  $ 21,655 $ 23,835 $ 30,680
                                                                 ========  ========  ======== ======== ========
Ratio of earnings to fixed charges                                   12.2      12.8      13.2     16.4      6.8
                                                                 ========  ========  ======== ======== ========

(i) In 1997, 1998, 1999, 2000 and 2001, the amortization of debt issuance costs is included in interest expense.